UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2015

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, the compensation committee of the board of directors of Premiere Global Services, Inc. approved long-term incentive, or LTI, awards of restricted stock to be granted on March 31, 2015 to each of our named executive officers, as follows:

Named Executive Officer	Number of Performance-Based Restricted Shares	Number of Time-Based Restricted Shares
Boland T. Jones	146,296	146,296
David E. Trine	31,746	31,746
Theodore P. Schrafft	50,264	50,264
David M. Guthrie	29,629	29,629

 The performance-based and time-based LTI awards were granted pursuant to our LTI annual program initially implemented by our compensation committee in March 2013. The 2015 performance-based LTI awards are earned based on our achievement of a specified target in non-GAAP earnings per share from continuing operations, or non-GAAP EPS, over a two-year performance period beginning January 1, 2015 and ending on December 31, 2016. If the performance target is achieved, one-half of the earned awards are then subject to an additional year of time-based vesting. Our 2015 LTI awards are based on the same sliding scale and vesting schedules as previously disclosed for our annual LTI program.

The foregoing descriptions of the performance-based and time-based restricted stock awards are qualified in their entirety by the full text of such agreements. The form of the performance-based restricted stock award certificate is filed herewith as Exhibit 10.1 and incorporated herein by reference, and the form of time-based restricted stock award certificate has been previously filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Performance-Based Restricted Stock Award Certificate

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 2, 2015	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit 10.1	Form of Performance-Based Restricted Stock Award Certificate

4